AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT, by and between LINCOLN FINANCIAL INVESTMENTS CORPORATION (“Adviser”), LINCOLN NATIONAL LIFE INSURANCE (“Administrator”), and TRANSAMERICA LIFE INSURANCE COMPANY, a life insurance company organized under the laws of Iowa, and TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of New York (together the “Company”), is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, Adviser and Company hereto entered into the Administrative Services Agreement (“Agreement”), executed and effective as of May 01, 2023, as amended;

WHEREAS, Adviser desires to assign the Agreement to Administrator, its affiliate and the administrator to the Funds; and

WHEREAS, the parties desire to amend the Agreement to updated the Funds listed in Schedule One of the Agreement.

NOW, THEREFORE, in consideration of their mutual promises and covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Schedule One shall be deleted in its entirety and replaced with Schedule One attached hereto.

2.

Adviser hereby assigns to Administrator all of Adviser’s rights, title, and interest in and to the Agreement. Administrator hereby accepts said assignment and assumes the Agreement and all duties and obligations of Adviser thereunder. All references in the Agreement to “Lincoln Financial Investments Corporation” or the “Adviser” are hereby replaced with “Lincoln National Life Insurance Company” or the “Administrator,” respectively. Administrator agrees that the terms and conditions of the Agreement which previously applied to Adviser are hereby ratified, confirmed by, and made applicable to Administrator.

3.	Paragraph 4 of the Agreement shall be deleted in its entirety and replaced by the following:

In consideration of the performance of the Administrative Services by Company with respect to the Contracts, beginning on the date hereof, Administrator agrees to pay Company an annual fee which shall equal a percentage of the average daily value of each

Fund’s assets attributable to the Contracts held by the Shareholders as set forth on Schedule One hereto. The foregoing fee will be paid by Administrator to Company quarterly within thirty (30) days after the end of the calendar quarter. For purposes of determining the payment, the total of the average daily net assets in the applicable Funds shall be multiplied by the Asset Fee multiplied by the actual number of calendar days in the period divided by the number of calendar days in the year.

Notwithstanding anything in this Agreement or the Participation Agreement appearing to the contrary, the payments by Administrator to Company relate solely to the performance by Company of the Administrative Services described herein only, and do not constitute payment in any manner for services provided by Company to any separate account organized by Company, or for any investment advisory services, or for costs associated with the distribution of any variable life or annuity contracts.

4.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

5.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

6.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the Effective Date.

LINCOLN FINANCIAL INVESTMENTS CORPORATION		TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Benjamin Richer	By:	/s/ Ben Wadsley
Name: Benjamin Richer		Name: Ben Wadsley
Title: SVP, Head of Funds Management		Title: Head of Product and Pricing

LINCOLN NATIONAL LIFE INSURANCE COMPANY		TRANSAMERNICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Benjamin Richer	By:	/s/ Ben Wadsley
Name: Benjamin Richer		Name: Ben Wadsley
Title: SVP, Head of Funds Management		Title: Head of Product and Pricing

SCHEDULE ONE

Investment Company Name	Fund Names	Asset Fee
Lincoln Variable Insurance Products Trust	LVIP American Century Balanced Fund – Standard Class II	0.35%
	LVIP American Century Capital Appreciation Fund – Standard Class II	0.35%
	LVIP American Century Ultra Fund – Standard Class II	0.35%
	LVIP JPMorgan Core Bond Fund	0.25%
	LVIP JPMorgan Mid Cap Value Fund	0.25%
	LVIP JPMorgan Small Cap Core Fund	0.25%
	LVIP JPMorgan U.S. Equity Fund	0.25%

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